SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 12, 2007

                       KRONOS ADVANCED TECHNOLOGIES, INC.

               (Exact Name of Registrant as Specified in Charter)



           NEVADA                      000-30191                  87-0440410
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


           464 COMMON STREET, SUITE 301, BELMONT, MASSACHUSETTS 02478
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (617) 364-5089

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 7.01 REGULATION FD DISCLOSURES

The Company does not currently have sufficient financial resources to fund our operations, pay certain existing obligations or those of our subsidiary, including our payroll obligations. Therefore, we need substantial additional funds to continue these operations and pay our obligations. Should the financing we require to sustain our working capital needs be unavailable, or prohibitively expensive, we would be forced to curtail our business operations.

The Company is in active discussions with an alternative funding source. We do not know at this time the potential outcome of these discussions. The Company is also in active discussions with potential marketing and distribution partners in the residential air purification market. These discussions are contingent upon the Company securing financing to support the Company's strategic objective of providing these customers product development services and finished product or component production. We would need substantial additional funds to provide product development and production to these partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       KRONOS ADVANCED TECHNOLOGIES, INC.





Date: April 12, 2007                By: /s/ Daniel R. Dwight
                                    ------------------------------------------
                                    Name: Daniel R. Dwight
                                    Its: Chief Executive Officer and President